UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): May 23, 1996


                             MARK VII, INC.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)


                                Delaware
             ----------------------------------------------
             (State or other jurisdiction of incorporation)


              0-14810                           43-1074964
      ------------------------      ---------------------------------
      (Commission File Number)      (IRS Employer Identification No.)


965 Ridge Lake Boulevard, Suite 103, Memphis, Tennessee          38120
- -------------------------------------------------------        ----------
       (Address of principal executive offices)                (Zip Code)


   Registrant's telephone number, including area code: (901) 767-4455



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      (Former name or former address, if changed since last report)




Item 5.  Other Events.

         On May 23, 1996, Mark VII, Inc., a Missouri corporation ("Mark VII Missouri"), was merged (the "Merger") with and into Mark VII, Inc., a Delaware corporation ("Mark VII Delaware"), a wholly owned subsidiary of Mark VII Missouri, pursuant to an Agreement and Plan of Merger dated as of May 2, 1996, by and between Mark VII Missouri and Mark VII Delaware (the "Merger Agreement").

         Pursuant to the terms of the Merger Agreement, Mark VII Delaware is the surviving corporation, and each share of Mark VII Missouri common stock, par value $.10 per share, was converted into the right to receive an equivalent share of Mark VII Delaware common stock, par value $.10 per share. In addition, each option or other right to purchase or receive Mark VII Missouri common stock was converted into a similar option or other right to acquire Mark VII Delaware common stock.

         As a result of the Merger, Mark VII Delaware assumed all of the reporting obligations of Mark VII Missouri under Section 13 of the Securities Exchange Act of 1934, as amended.



                             SIGNATURE

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  MARK VII, INC.


                                  By: /s/ David H. Wedaman
                                  ------------------------
                                  Executive Vice President,
                                   Chief Operating Officer

Date: May 31, 1996